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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported) March 29, 2000
                         ------------------------------


                          VERITAS SOFTWARE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      000-26247             77-0507675
 ----------------------------          -------------      -------------------
 (State or other jurisdiction          (Commission         (I.R.S. Employer
      of incorporation)                 File Number)      Identification No.)


                              1600 Plymouth Street
                         Mountain View, California 94043
            --------------------------------------------------------
           (Address of principal executive offices including Zip Code)


       Registrant's telephone number, including area code: (650) 335-8000

                          -----------------------------






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Item 5: Other Events

        On March 29, 2000, VERITAS Software Corporation and Seagate Technology, Inc. entered into an Agreement and Plan of Reorganization, which we refer to as the Merger Agreement, and Seagate Technology, Inc., Seagate Software Holdings, Inc. and Suez Acquisition Company (Cayman) Limited, which we refer to as SAC, entered into a Stock Purchase Agreement.

        Under the Stock Purchase Agreement, SAC will purchase all of the subsidiaries of Seagate Technology other than Seagate Software Holdings, Inc., formerly known as Seagate Software, Inc., which we refer to as Seagate Software, and will also acquire all assets and assume all liabilities of Seagate Technology and Seagate Software, other than the approximately 128 million shares of VERITAS common stock and the securities of Gadzoox Networks (Nasdaq: ZOOX), SanDisk Corporation (Nasdaq: SNDK), CVC, Inc. (Nasdaq: CVCI) and Dragon Systems, Inc., a privately-held company. We refer to this as the Stock Purchase.

        Under the Merger Agreement, immediately following the consummation of the Stock Purchase, a wholly-owned subsidiary of VERITAS will merge with and into Seagate Technology, with Seagate Technology to survive the merger and to become a wholly-owned subsidiary of VERITAS. We refer to this as the Merger. VERITAS is not acquiring Seagate Technology's disc drive business or any other Seagate operating business. In the Merger, the Seagate stockholders will receive merger consideration consisting of:

    - Approximately 109.3 million shares of VERITAS common stock issued for the approximately 128 million shares of VERITAS common stock Seagate presently owns,

    - additional shares of VERITAS common stock issued for the investment securities, and, at VERITAS' election, for up to $750 million in retained cash, and

    - all cash on the Seagate balance sheet in excess of $800 million of cash working capital and after giving effect to VERITAS retained cash, debt repayment, taxes and other liabilities.

        Seagate stockholders would receive total consideration of approximately $77.50 per share for each share of Seagate common stock, consisting of approximately 0.467 shares of VERITAS common stock, or approximately 115.8 million shares in the aggregate, and approximately $5 in cash, based on the closing market prices of the investment securities, as of March 28, 2000, and assuming a $500 million cash retention by VERITAS, and Seagate's anticipated cash position at closing. With a fixed exchange ratio that locks in the accretion, this transaction has no collar.

        The Merger is intended to qualify as a tax-free reorganization and will be accounted for as a purchase.

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        On March 29, 2000, VERITAS, Seagate Technology and SAC entered into an
Indemnification Agreement, pursuant to which these entities and certain other subsidiaries of Seagate Technology have agreed to certain indemnification provisions regarding tax and other matters that may arise in connection with the Stock Purchase and the Merger. Also on March 29, 2000, VERITAS and SAC entered into a letter agreement, pursuant to which VERITAS agreed to a no-shop provision and an alternative termination fee provision.

        Each of the Stock Purchase Agreement, the Merger Agreement, the Indemnification Agreement and the letter agreement is attached as an exhibit to this report. The above description is qualified in its entirety by reference to the full text of those exhibits.

        A press release announcing the transaction is also attached as an exhibit to this report. Each of the Stock Purchase and the Merger is subject to several conditions. Conditions to the Merger include approval by VERITAS and Seagate Technology stockholders, the expiration of applicable waiting periods under antitrust laws and obtaining necessary consents.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The foregoing information contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements regarding, among other things, the timing, effect, and potential value of the transaction, are based on the current expectations and beliefs of managements of Seagate and VERITAS Software, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the failure of the transaction to close due to the failure to obtain regulatory or other approvals; the failure of the transaction to close due to the failure of Silver Lake Partner's financing source to fulfill certain financial commitments; the failure of the Seagate or VERITAS Software stockholders to approve the merger; the risk of unanticipated costs of effecting the transaction; the risk that liabilities will arise and the new private company will be unable or unwilling to satisfy its proposed indemnification obligations to VERITAS Software; the risk that the economic terms of the transaction will vary substantially due to changes in the market prices of VERITAS software or the investment securities and the impact of the operations of Seagate and the resulting cash balances at closing; and the risk that the Internal Revenue Service will determine that the transaction is taxable to the Seagate stockholders.

        For a detailed discussion of these and other cautionary statements, please refer to the joint proxy statement/prospectus to be filed by both Seagate and VERITAS Software as described below, as well as the companies' filings with the Securities and Exchange Commission, especially in the "Factors Affecting Future Operating Results" section of

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the Management's Discussion and Analysis of Financial Condition and Results of
Operations section of Seagate's Form 10-K its fiscal year ended July 2, 1999 and its Form 10-Q for its fiscal quarter ended December 31, 1999, and in the "Factors That May Affect Future Results" section of the Management's Discussion and Analysis of Financial Condition and Results of Operations" section of VERITAS Software's Form 10-Q for its fiscal quarter ended September 30, 1999.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

        Investors and security holders of both Seagate and VERITAS Software are advised to read the joint proxy statement/prospectus regarding the business transaction referenced in the foregoing information, when it becomes available, because it will contain important information. Seagate and VERITAS Software expect to mail a joint proxy statement/prospectus about the transaction to their respective stockholders. Such joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by both companies. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by the companies at the Securities and Exchange Commission's web site at http://www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained from Seagate or VERITAS Software by directing such requests to the respective investor relations contacts listed below.

        Seagate and its officers and directors may be deemed to be participants in the solicitation of proxies from Seagate's stockholders with respect to the proposed transaction. Information regarding such officers and directors is included in Seagate's proxy statement for its annual meeting of stockholders filed with the Securities and Exchange Commission on October 4, 1999, and in its S-4 Registration Statement, as subsequently amended, on September 3, 1999. These documents are available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from the Seagate investor relations' contacts listed below.

        VERITAS Software and its officers and directors may be deemed to be participants in the solicitation of proxies from VERITAS Software's stockholders with respect to the proposed transaction. Information regarding such officers and directors is included in VERITAS Software's S-1 Registration Statements filed with the Securities and Exchange Commission on September 22, 1999, as supplemented. These documents are available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from the VERITAS Software investor relations' contacts listed below.

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For More Information Contact:

Investor Relations                   Investor Relations
Bill Rowley 831-439-2371             Dave Galiotto 650-318-4047
BillRowley@notes.Seagate.com         dave.galiotto@VERITAS.com
Denise Franklin 831-439-2789         Borah Kim 650-318-4514
DENISEFRANKLIN@NOTES.SEAGATE.COM     borah.kim@VERITAS.com


Item 7: Financial Statements and Exhibits.

        (c)     Exhibits

        2.1 Agreement and Plan of Merger and Reorganization dated as of March 29, 2000 by and among VERITAS Software Corporation, Victory Acquisition Sub, Inc. and Seagate Technology, Inc.

        2.2 Stock Purchase Agreement dated as of March 29, 2000 by and among Suez Acquisition Company (Cayman) Limited and Seagate Technology, Inc. and Seagate Software Holdings, Inc.

        2.3 Indemnification Agreement dated as of March 29, 2000 by and among VERITAS Software Corporation, Seagate Technology, Inc., Suez Acquisition Company (Cayman) Limited and certain other parties.

        2.4 Letter agreement dated March 29, 2000 by and between VERITAS Software Corporation and Suez Acquisition Company (Cayman) Limited.

        99.1   Press release dated March 29, 2000.


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                                    SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 4, 2000

                             VERITAS SOFTWARE CORPORATION



                             By:    /s/ Jay A. Jones
                                 -----------------------------------------------
                                    Jay A. Jones
                                    Senior Vice President,
                                    Chief Administrative Officer & Secretary



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                                  EXHIBIT INDEX


        2.1 Agreement and Plan of Merger and Reorganization dated as of March 29, 2000 by and among VERITAS Software Corporation, Victory Acquisition Sub, Inc. and Seagate Technology, Inc.

        2.2 Stock Purchase Agreement dated as of March 29, 2000 by and between Suez Acquisition Company (Cayman) Limited and Seagate Technology, Inc. and Seagate Software Holdings, Inc.

        2.3 Indemnification Agreement dated as of March 29, 2000 by and among VERITAS Software Corporation, Seagate Technology, Inc., Suez Acquisition Company (Cayman) Limited and certain other parties.

        2.4 Letter agreement dated March 29, 2000 by and between VERITAS Software Corporation and Suez Acquisition Company (Cayman) Limited.

        99.1   Press release dated March 29, 2000.